Exhibit 99.1

High Wire Networks Enters into $5 Million Securities Purchase Agreement

Funding to Provide Growth Capital and Retire Higher Interest Debt

BATAVIA, Ill., September 29, 2023 -- High Wire Networks, Inc. (OTCQB: HWNI) (“High Wire” or the “Company”), a leading global provider of managed cybersecurity and technology enablement, has entered into a securities purchase agreement (the “Agreement”) through which the company may issue up to $5 million in senior secured convertible promissory notes (the “Notes”) and warrants to purchase the Company’s common stock (the “Warrants”) to accredited investors.

“This favorable financing, particularly in the current tight credit markets, is intended to bolster our financial position while strengthening our shareholder base with institutional investors,” commented High Wire CFO, Curtis Smith. “It is part of our broader plan to eliminate high interest debt and secure more favorable growth capital as we launch new products and prepare for our expected uplisting to a major U.S. exchange.”

Under the Agreement, the Company has issued to date $1.15 million of the principal amount of the Notes, along with the corresponding Warrants to two institutional investors.

The Notes are convertible into common stock at maturity 18 months from the date of issuance, with the conversion price set at $0.10, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances. The Warrants are priced at $0.15 per share for a term ending on the 5-year anniversary of the date of issuance. For the additional terms and other further details about the financing, see High Wire’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission at www.sec.gov.

R.F. Lafferty & Co is acting as the financial advisor for the transaction, with Pryor Cashman LLP acting as legal advisor.

Proceeds from the issuance of the Notes will be used for working capital and general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The offer and sale of the Note has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

About High Wire Networks

High Wire Networks, Inc. (OTCQB: HWNI) is a fast-growing, award-winning global provider of managed cybersecurity and IT enablement services. Through more than 625 channel partners, it delivers trusted managed services for nearly 1,000 managed security customers and tens of thousands of technology customers. Its end-customers include hundreds of Fortune 500 companies and some of the nation’s largest government agencies.

In July 2023, High Wire introduced a next-gen, industry-disruptive cybersecurity technology expected to be delivered through its new Overwatch CyberLab™ browser security module. Compared to other solutions on the market today, the Company’s web browser approach is expected to deliver greater protection at the edge, a better user experience, and more responsive actions to active threats.

The Company reported its revenue climbed 32% in the first half of 2023 to $16.1 million, with monthly recurring revenue exceeding $1 million for the first time, based on long-term managed services contracts.

High Wire was recently ranked by Frost & Sullivan as a Top 12 Managed Security Service Provider in the Americas. It was also recently named to CRN’s MSP 500 and Elite 150 lists of the nation’s top IT managed service providers.

The Company has 125 full-time employees worldwide and four U.S. offices, including a U.S. based 24/7 Network Operations Center and Security Operations Center in Chicago, with additional regional offices in Puerto Rico and United Kingdom.

To learn more about High Wire and its award-winning managed cybersecurity and IT enablement services, visit HighWireNetworks.com. Follow the Company on Twitter, view its extensive free video series on YouTube or connect on LinkedIn.

Forward-Looking Statements

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, including statements related to expected market trends and the Company’s performance, are all “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based except as required by applicable law and regulations.

High Wire Contact

Susanna Song

Chief Marketing Officer

High Wire Networks

Tel +1 (952) 974-4000

Email contact

Media Relations:

Tim Randall

CMA Media Relations

Tel +1 (949) 432-7572

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA Investor Relations

Tel +1 (949) 432-7557

Email contact

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